AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of the 12th day of June, 2012, to the Fund Accounting Servicing Agreement, dated as of June 8, 2006, as amended (the "Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Fund Accounting Servicing Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add funds; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following series of Advisors Series Trust:

Exhibit EE, a list of the Logan Funds, is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/Douglas G. Hess	By: /s/Michael R. McVoy

Printed Name: Douglas G. Hess	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Logan - 6/2012

Exhibit EE to the Advisors Series Trust Fund Accounting Servicing Agreement

Name of Series	Date Added
Logan Capital Large Cap Growth Fund	on or after June 12, 2012
Logan Capital International Fund	on or after June 12, 2012
Logan Capital Small Cap Growth Fund	on or after June 12, 2012
Logan Capital Large Cap Core Fund	on or after June 12, 2012

Multiple Series Trust FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE at June, 2012

Annual Fee Based Upon Average Net Assets Per Fund*
10 basis points on the first $___
8 basis points on the next $___
5 basis points on the balance

Minimum annual fee:  $___ per fund

▪ Additional fee of $___ for each additional class
▪ Additional fee of $___ per manager/sub-advisor per fund

Services Included in Annual Fee Per Fund
▪ Daily Performance Reporting
▪ Advisor Information Source Web Portal
▪ USBFS Legal Administration (e.g., registration statement update)

CCO Annual Fees (Per Advisor Relationship/Fund)*
▪ $ ___ /fund for the first year (subject to change based on Board review and approval)
▪ $___ /fund after the first year and each additional fund (subject to change based on Board review and approval)
▪ $___ /sub-advisor per fund

Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, third-party data provider costs (including GICS, MSCI, etc), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services
Available but not included above are the following services – Daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board materials, and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Advisor’s Signature below acknowledges approval of the two fee schedules on this Exhibit EE.
Logan Capital Management, Inc.

Date:  _______________

Logan - 6/2012

Exhibit EE (continued) to the Advisors Series Trust Fund Accounting Servicing Agreement

FUND ACCOUNTING SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at June, 2012

Pricing Services
▪ $___ - Domestic Equities, Options, ADRs
▪ $___ - Domestic Corporate/Convertible/Gov’t/Agency Bonds, Foreign Equities, Futures, Forwards, Currency Rates
▪ $___ - CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporate/Convertible/Gov’t/Agency Bonds, Asset Backed Securities, Mortgage Backed Securities
▪ $___ - Bank Loans
▪ $___ - Credit Default Swaps/Swaptions
▪ $___ - Basic Interest Rate Swaps
▪ $___ /Fund per Month – Mutual Fund Pricing
▪ $___ - Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps
▪ $___ /Foreign Equity Security per Month for Corporate Action Service
▪ $___ /Domestic Equity Security per Month for Corporate Action Service
▪ $___ /Month Manual Security Pricing (>10/day)

Factor Services (Bond Buyer)
▪ $___/CMO/Month
▪ $___/Mortgage Backed/Month
▪ $___/Month Minimum/Fund Group

Fair Value Services (Interactive Data)
▪ $___ on the First 100 Securities/Day
▪ $___ on the Balance of Securities/Day

NOTE: Prices above are based on using IDC as the primary pricing service and are subject to change.  Use of alternative and/or additional sources may result in additional fees.

Logan - 6/2012                                        3